

Relaunch Consulting Group LLC

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (The "Agreement"), Made and entered into, and shall be effective as of March 20th, 2013 (the "Effective Date"), by and between Relaunch Consulting Group, VOIS, Inc. (VOIS).

WHEREAS, the Corporation is desirous of retaining the Consultant to provide business development consulting and advisory services, and is willing to compensate Consultant for its efforts on the Corporations behalf;

WHEREAS, Consultant is in the business of consulting with private and public companies regarding issues of business development, investor relations, financial forecasts and projections, and merger and acquisition strategies;

WHEREAS, Consultant desires to provide such consulting and advisory services for the Corporation as an independent contractor, with the understanding that it shall not be required to devote its full time to the business of the Corporation and shall be free to pursue other personal and business interests;

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is agreed as follows:

1. CONSULTING AGREEMENT

1.1 Contract for Services. The Corporation hereby contracts for the services of Consultant described below, on a non-exclusive basis, and Consultant agrees to perform such duties and responsibilities and to render consulting and advisory services in connection with the Corporation's business throughout the United States and worldwide as may be requested by the Corporation from time to time during the term of this Agreement. Consultant shall use its best efforts to keep the Corporation informed of all corporate business opportunities which shall come to the attention and appear beneficial to the

Corporation's business so that the Corporation can obtain the maximum benefits from Consultant's knowledge, experience, and personal contacts.

1.2 The Corporation hereby engages Consultant to provide services as agreed by both parties. Such services are intended to include, but are not limited to, one or more of the following:

1.1(a) consulting with the Corporation's management concerning strategic business planning.

1.1(b) assistance in the preparation and organization of corporate and financial due diligence material;

1.1(c) assistance in evaluating and analyzing the Company's specific natural resources industry and its competitors in its business sector;

1.1(d) assistance concerning strategic planning regarding business matters and financial forecasts and projections; and

1.1(e) such other related business advise on such matters as may be agreed between the Parties from time to time, Consultant shall agree to make available qualified personnel for the foregoing purposes and devote such business time and attention thereto as it shall be determined is required.

The Company understands that any and all suggestions, opinions or advise given to the Company by Consultant are advisory only and the ultimate responsibility, liability, and decision regarding any action(s) taken or decisions made lies solely with the Company and not with Consultant.

2. Prohibited Services. The services to be rendered by the Consultant to the Corporation shall under no circumstances include, directly or indirectly, the following: (i) Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by the Consultant to register as a broker-dealer under the Securities and Exchange Act of 1934 or as an adviser ; (ii) Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction ; or (iii) Any market making or promotional activities regarding or involving the Corporation's common stock.

2. RELATIONSHIP BETWEEN PARTIES

The relationship between the parties under this agreement is that of, and the Consultant shall be deemed to be, an independent contractor. This Agreement shall not create or imply any agency relationship between the parties. Consultant shall be free to devote its time, energy, and skill to any such person, firm, or company as it deems advisable except to the extent it is obligated to devote its time, energy and skill to the Corporation pursuant to the terms of this Agreement. Consultant shall not be considered as having an employee status vis-à-vis the Corporation, or by virtue of the Agreement being entitled to participate in any plans, arrangements, or distributions by the

Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing, welfare benefits for the regular employees of the Corporation.

The Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3. COMPENSATION FOR THE CONSULTING ARRANGEMENT

Compensation due to Consultant under this Agreement shall be under the following terms:

1. Restricted Shares As full consideration and deemed earned, fully paid and non-assessable. For the Consulting Services to be provided by the Consultant during this Agreement, VOIS, Inc.. (VOIS) will issue to Consultant (Relaunch Consulting Group) **30 million** shares of the Corporation's restricted stock. Said shares are restricted securities within the meaning of Rule 144 of the Securities Act, as amended. The shares are to be issued in Consultant's name, Relaunch Consulting Group.

2. TERM OF CONSULTING AGREEMENT

The Consulting Agreement shall begin effective as of the Effective Date of this Agreement and shall begin on March 20th, 2013 and ends on March 20th, 2014 (the "Consulting Period").

3. CONFIDENTUALITY COVENANTS

The parties have previously entered into an Agreement of Confidentiality in the past, the terms and conditions of which are incorporated herein by reference. Consultant acknowledges that it is a party to that Agreement, that it is bound by the terms and conditions of said agreement that said, agreement remains in full force and effect.

4. NON-COMPETITION AND NON-INTERFERENCE

1) Acknowledgments by the Consultant. The Consultant acknowledges that:

(a)the services to be performed under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character ;

(b) the Corporation's business is national in scope and its products are marketed throughout the United States and worldwide ;

(c) the Corporation competes with other business that is or could be located in any part of the United States and worldwide :

2) If any covenant in this Section 6.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against Consultant.

The period of time applicable to any covenant in this Section 6.2 will be extended by the duration of any violation by the Consultant of such covenant.

NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when ;

(a) delivered by hand (with written confirmation of receipt), provided that a copy is mailed by register or certified mail, return receipt requested, or ;

(b) sent by facsimile (with written conformation of receipt), provided that a copy is mailed by register or certified mail, return receipt requested, or ;

(c) when received by the addressee, if sent by a nationally recognized overnight delivery service;

In each case to be the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile number as a party may designate by notice to the other parties):

If to the Corporation :
VOIS, Inc.
3525 Del Mar Heights Rd
Suite 802
San Diego Ca 92130

If to the Consultant:

Relaunch Consulting Group
607 N. Vulcan Ave Suite B
Encinitas, Ca. 92024

CONSULTANT
Relaunch Consulting Group

By : ________________________________
Ronald Brouillette, Relaunch Consulting Group

CORPORATION
VOIS, Inc.

By: ________________________________
VOIS, Inc.- Kerry Driscoll

Initials______ Initials KD